EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


Board of Directors
Airborne Freight Corporation
Seattle, Washington



We consent to the incorporation by reference in Registration Statement Nos. 33-3713, 33-39720, 33-51651, 33-58905 and 333-55687 of Airborne Freight
Corporation and subsidiaries on Form S-8 of our report dated February 12, 1999, incorporated by reference in this Annual Report on Form 10-K of Airborne Freight Corporation and subsidiaries for the year ended December 31, 1998.




/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Seattle, Washington
March 26, 1999